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                                                                     EXHIBIT 24

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each undersigned director and/or officer of EntreMed, Inc. a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints John W. Holaday, Robert B. Ott and Richard E. Baltz and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of shares of common stock, par value $0.01 per share, of the Corporation (the "Common Stock") issuable pursuant to the Corporation's 1999 Long Term Incentive Plan, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS HEREOF, the undersigned director and/or officer has hereunto set his or her hand and seal, as of the date specified.


Signature                        Title                                           Date
---------                        -----                                           ----
/s/ John W. Holaday              Chairman of the Board, President and            July 11, 2000
-------------------              Chief Executive Officer (Principal
John W. Holaday, Ph.D.           Executive Officer)

/s/ R. Nelson Campbell           Vice President and Chief Financial Officer      July 11, 2000
----------------------           (Principal Financial and Accounting
R. Nelson Campbell               Officer)

/s/ Peter S. Knight              Director                                        July 11, 2000
-------------------
Peter S. Knight

/s/ Donald S. Brooks             Director                                        July 11, 2000
--------------------
Donald S. Brooks



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
/s/ Jerry Finkelstein            Director                                        July 11, 2000
---------------------
Jerry Finkelstein

/s/ Lee F. Meier                 Director                                        July 11, 2000
----------------
Lee F. Meier

/s/ Mark C. M. Randall           Director                                        July 11, 2000
----------------------
Mark C.M. Randall

/s/ Wendell M. Starke            Director                                        July 11, 2000
---------------------
Wendell M. Starke



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